Exhibit 10.6

LOCK-UP AGREEMENT

[DATE]

Ikena Oncology, Inc.

645 Summer Street, Suite 101

Boston, MA, 02210

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Ikena Oncology, Inc., a Delaware corporation (“Insight”), has entered into an Agreement and Plan of Merger, dated as of December 23, 2024 (as the same may be amended from time to time, the “Merger Agreement”) with Insight Merger Sub I, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Insight, Insight Merger Sub II, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Insight, and Inmagene Biopharmaceuticals, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option, warrant, or contract to purchase, purchase any option, warrant, or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Insight Common Stock or any securities convertible into or exercisable or exchangeable for Insight Common Stock (including without limitation, (a) Insight Common Stock or such other securities of Insight which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC, (b) securities of Insight which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit and (c) Insight Common Stock or such other securities of Insight to be issued to the undersigned in connection with the Merger, in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)

enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Insight Common Stock or other securities, in cash or otherwise; or

(iii)

make any demand for, or exercise any right with respect to, the registration of any shares of Insight Common Stock or any security convertible into or exercisable or exchangeable for Insight Common Stock (other than such rights set forth in the Merger Agreement).

Exhibit 10.6

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of the Undersigned’s Shares:

(i)

if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any of the undersigned’s Family Members;

(ii)

if the undersigned is a corporation, partnership or other Entity, (A) to another corporation, partnership, or other Entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned or (B) as a distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders); or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a)(i) or (a)(iii), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Insight a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Insight Common Stock or such other securities that have been so transferred or distributed;

(b) the exercise of an option to purchase Insight Common Stock (including a net or cashless exercise of an option to purchase Insight Common Stock), and any related transfer of shares of Insight Common Stock to Insight for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Insight Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) the disposition (including a forfeiture or repurchase) to Insight of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement or any other transfer of securities of Insight to Insight pursuant to arrangements under which Insight has the option to repurchase such securities;

(d) transfers to Insight in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Insight Common Stock settled in Insight Common Stock to pay any tax withholding obligations; provided that, for the avoidance of doubt, the underlying shares of Insight Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Insight Common Stock; provided that, such plan does not provide for any transfers of Insight Common Stock during the Restricted Period;

Exhibit 10.6

(f) transfers or sales by the undersigned of shares of Insight Common Stock purchased by the undersigned on the open market following the Closing Date;

(g) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Insight’ capital stock involving a change of control of Insight, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

(h)  pursuant to an order of a court or regulatory agency;

(i) sales or other transfers with the prior written consent of Insight; or

(j) transfers by the undersigned of Insight Common Stock, if any, purchased from Insight immediately following the Effective Time pursuant to the Subscription Agreement.

and provided, further, that, with respect to each of (a), (b), (c), (d) and (e) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities Laws or (ii) in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Insight Common Stock or in connection with the net settlement of any restricted stock unit or other equity award that represents the right to receive in the future shares of Insight Common Stock settled in Insight Common Stock that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to Insight prior to any such filing).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Insight. In furtherance of the foregoing, the undersigned agrees that Insight and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Insight may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Insight Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason or the Closing does not occur by July 31, 2025, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Insight and the Company are proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

Exhibit 10.6

Any and all remedies herein expressly conferred upon Insight or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Insight or the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Insight and/or the Company in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Insight and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Insight or the Company is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Insight or the Company with respect thereto.

In the event that any holder of Insight’ securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Insight to sell or otherwise transfer or dispose of shares of Insight Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Insight Common Stock held by the undersigned shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Insight to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders shares of Insight Common Stock in an aggregate amount in excess of 1% of the number of shares of Insight Common Stock originally subject to a substantially similar agreement.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Insight will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates or book entry notations representing the Undersigned Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware, without regard to the conflict of Laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Insight, the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Exhibit C

Very truly yours,

Print Name of Stockholder:	[ ]

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed By Ikena Oncology, Inc.:

By:
Name:	Mark Manfredi, Ph.D.
Title:	President and Chief Executive Officer

Accepted and Agreed by Inmagene Biopharmaceuticals

By:
Name:	Jonathan Wang
Title:	Chief Executive Officer

[Signature Page to Lock-up Agreement]